                                                                      EXHIBIT 20

[FORTUNE BRANDS LOGO]                                               NEWS RELEASE

     ----------------------------------------------------------------
     Fortune Brands, Inc., 300 Tower Parkway, Lincolnshire, IL  60069



CONTACT:
MEDIA RELATIONS:                    INVESTOR RELATIONS:
CLARKSON HINE                       ANTHONY J. DIAZ
(847) 484-4415                      (847) 484-4410


               THE HOME DEPOT SELECTS FORTUNE BRANDS' CABINET UNIT
                       TO PRODUCE ENTIRE THOMASVILLE LINE

Lincolnshire, IL, February 25, 2002 - Fortune Brands, Inc. (NYSE: FO), the consumer products company, today announced that its kitchen and bath cabinet business has been selected to produce the entire line of Thomasville brand cabinets for all of The Home Depot's 1,200 U.S. home improvement stores.

"We are delighted to expand our relationship with The Home Depot and to combine our strength in semi-custom cabinetry with the well-known Thomasville brand name," said Rich Forbes, President of MasterBrand Cabinets, Fortune Brands' cabinet unit. "Under the Thomasville name, we'll offer Home Depot customers high-quality semi-custom cabinetry in a wide array of finishes and door styles that can meet virtually any kitchen design need."

Thomasville brand cabinets manufactured by MasterBrand Cabinets will become available region-by-region beginning in the second quarter of 2002. The phase-in to all 1,200 Home Depot stores in the U.S. is expected to be complete in the first quarter of 2003.

The Home Depot currently sells MasterBrand Cabinets' Schrock cabinetry brand at about half of its locations. As they become available, the Thomasville brand cabinets made by MasterBrand Cabinets will replace the current line of Thomasville-branded cabinets, as well as the Schrock offerings. Thomasville is a registered trademark of Thomasville Furniture Industries, Inc. under license to The Home Depot.

"The fact that we'll double the number of Home Depot stores featuring our cabinets in the coming year makes this an excellent growth opportunity," said Bruce Carbonari, President of Fortune Brands' Home & Hardware business.

Led by brands including Aristokraft and Schrock, MasterBrand Cabinets is the second largest cabinet manufacturer in America. The company sells cabinets through all major distribution channels, including home centers, kitchen and bath dealers, wholesalers and major builders.

                                      * * *

                                     (more)
                             www.fortunebrands.com

THE HOME DEPOT SELECTS FORTUNE BRANDS' CABINET UNIT TO PRODUCE
ENTIRE THOMASVILLE LINE, PAGE 2


Fortune Brands, Inc. is a consumer products company with annual sales exceeding $5 billion. Its operating companies have premier brands and leading market positions in home and hardware products, office products, golf equipment and spirits and wine. Home and hardware brands include Moen faucets, Aristokraft and Schrock cabinets, Master locks and Waterloo tool storage sold by units of MasterBrand Industries, Inc. Major spirits and wine brands sold by units of Jim Beam Brands Worldwide, Inc. include Jim Beam and Knob Creek bourbons, DeKuyper cordials, The Dalmore single malt Scotch, Vox vodka and Geyser Peak and Canyon Road wines. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Office brands include Day-Timer, Swingline, Kensington and Wilson Jones sold by units of ACCO World Corporation. Fortune Brands, headquartered in Lincolnshire, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index.

To receive company news releases by e-mail, please visit WWW.FORTUNEBRANDS.COM.

                                      * * *

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, foreign exchange rate fluctuations, changes in interest rates, competitive product and pricing pressures, trade consolidations, the impact of excise tax increases with respect to distilled spirits, regulatory developments, the uncertainties of litigation, changes in golf equipment regulatory standards, the impact of weather, particularly on the home products and golf brand groups, expenses and disruptions related to shifts in manufacturing to different locations and sources, challenges in the integration of acquisitions and joint ventures, as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

                                      # # #